UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported):  December 23, 2009 (December 21, 2009)

INX Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 Commission file number	76-0515249 (I.R.S. Employer Identification No.)

11757 Katy Freeway
Houston, Texas 77079
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                        Entry into a Material Definitive Agreement

On December 21, 2009, INX Inc. (“the Company”) entered into an amendment effective December 16, 2009 with Castle Pines Capital LLC (“CPC”) to the Company’s senior credit facility (“Amendment”).  The Amendment extends the senior credit facility to December 31, 2011, and increases the maximum aggregate line of credit to $70 million from $60 million.  The senior credit facility is used primarily for the Company’s inventory financing and working capital requirements.  The Amendment also modified the senior credit facilities’ financial covenants as follows:

Current ratio – minimum requirement increased from 1.10 to 1.15.
Tangible net worth – minimum requirement increased from $8 million to $11 million.
Total liabilities to tangible net worth – minimum requirement changed from a maximum of 7:1 to a maximum of 6:1.
Minimum working capital requirement –financial covenant was eliminated.

The Company is in compliance with the financial covenants and anticipates that it will be able to comply with the financial covenants during the next twelve months.

Item 7.01                Regulation FD Disclosure.

On December 23, 2009, the registrant issued a press release announcing the Amendment. The press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference in this Item 7.01.  The information being furnished in this report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended.

Item  9.01               Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

10.1
Amendment to Amended and Restated Credit Agreement and Amendment to Amended and Restated Financial Covenants Amendment to Amended and Restated Credit Agreement between INX Inc. and Castle Pines Capital LLC

99.1	Press Release issued December 23, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009	INX Inc.

	By:	/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment to Amended and Restated Credit Agreement and Amendment to Amended and Restated Financial Covenants Amendment to Amended and Restated Credit Agreement between INX Inc. and Castle Pines Capital LLC

99.1	Press Release issued December 23, 2009